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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
               New York                               11-2418067
  (STATE OF INCORPORATION OR ORGANIZATION)         (I.R.S. EMPLOYER
                                                   IDENTIFICATION NO.)
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
         388 Greenwich Street
            New York, New York                       10013
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)
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
      If this form relates to the registration of a                If this form relates to the registration of a
      class of securities pursuant to Section 12(b) of             class of securities pursuant to Section 12(g) of
      the Exchange Act and is effective pursuant to                the Exchange Act and is effective pursuant to
      General Instruction A.(c), please check the                  General Instruction A.(d), please check the
      following box.          [X]                                  following box.         [ ]
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
Securities Act registration statement file number to which this form relates:   333-55650
                                                                              (IF APPLICABLE)
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Securities to be registered pursuant to Section 12(b) of the Act:

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
                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
Equity Linked Securities (ELKS(SM)) based upon                               American Stock Exchange
the Common Stock of American Express Company Due 2003
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated February 23, 2001 (Registration No. 333-55650), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-19, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated November 26, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.    EXHIBITS.

                  99 (A). Prospectus dated February 23, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(5) dated February 27, 2001.

                  99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities based upon the Common Stock of American Express Company Due 2003, Subject to Completion, dated November 26, 2002, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated November 27, 2002.

                  99 (C).  Form of Note.

                  99 (D). Senior Debt Indenture between Salomon Smith Barney Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference from Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

                  Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Salomon Smith Barney Holdings Inc.
                                                    (REGISTRANT)

Date:  December 16, 2002                By: /s/ Mark Kleinman
                                            ------------------------------------
                                            Name:    Mark Kleinman
                                            Title:   Executive Vice President
                                                     and Treasurer

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                                INDEX TO EXHIBITS

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
         Exhibit No.                                                            Exhibit
         99 (A).                                    Prospectus dated February 23, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(5) dated
                                                    February 27, 2001.

         99 (B).                                    Preliminary Prospectus Supplement describing the Equity Linked
                                                    Securities based upon the Common Stock of American Express
                                                    Company Due 2003, Subject to Completion, dated November 26,
                                                    2002, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated November 27, 2002.

         99 (C).                                    Form of Note.

         99 (D).                                    Senior Debt Indenture between Salomon Smith Barney Holdings
                                                    Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's
                                                    Current Report on Form 8-K dated October 27, 1993, as
                                                    supplemented by a First Supplemental Indenture, dated as of
                                                    November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December
                                                    9, 1997, and a Second Supplemental Indenture, dated as of July
                                                    1, 1999, incorporated by reference from Exhibit 4(vv) to
                                                    Post-Effective Amendment No. 1 to Registration Statement No.
                                                    333-38931.
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